As filed with the Securities and Exchange Commission on September 7, 2017

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	5 Basel Street P.O. Box 3190 Petach Tikva, 4951033 Israel (Address of Principal Executive Offices)	Not Applicable (I.R.S. Employer Identification No.)

Teva Pharmaceutical Industries Limited 2015 Long-Term Equity-Based Incentive Plan

Teva Pharmaceutical Industries Limited 2008 Employee Stock Purchase Plan for U.S. Employees

(Full title of the plan)

Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, Pennsylvania 19454

Attention: Deborah Griffin

(215) 591-3000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Joshua N. Korff, P.C.

Ross M. Leff

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, NIS 0.1 par value, deposited as American Depositary Shares	70,000,000	$15.40	$1,078,000,000.00	$124,940.20

(1)	American Depositary Shares (“ADSs”) issuable on deposit of ordinary shares of Teva Pharmaceutical Industries Limited (the “Registrant”), NIS 0.1 par value (“ordinary shares”), have been registered under a separate registration statement. One ADS equals one ordinary share.
(2)	This Registration Statement on Form S-8 (this “Registration Statement”) covers 70,000,000 ordinary shares, including (i) 65,000,000 ordinary shares which were approved by the Registrant’s shareholders at its Annual Meeting on July 13, 2017 and may be issued under the Teva Pharmaceutical Industries Limited 2015 Long-Term Equity-Based Incentive Plan (the “Incentive Plan”) and (ii) 5,000,000 ordinary shares being registered under the Teva Pharmaceutical Industries Limited 2008 Employee Stock Purchase Plan for U.S. Employees (as amended and restated on September 7, 2017, the “ESPP”). The ordinary shares being registered under the Incentive Plan and the ESPP are represented by a like number of ADSs. In addition, this Registration Statement covers an indeterminable number of additional ordinary shares as may hereafter be offered or issued from time to time pursuant to the Incentive Plan or the ESPP to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices per share of the ordinary shares represented by ADSs on September 6, 2017, as reported by The New York Stock Exchange.

EXPLANATORY NOTE

On September 16, 2008, Teva Pharmaceutical Industries Limited (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-153503) (the “2008 Registration Statement”) to register 3,500,000 ordinary shares of the Registrant, NIS 0.1 par value (“ordinary shares”), under the Teva Pharmaceutical Industries Limited 2008 Employee Stock Purchase Plan for U.S. Employees (as amended and restated on September 7, 2017, the “ESPP”).

On September 3, 2015, the Registrant filed a Registration Statement on Form S-8 (File No. 333-206753) (the “2015 Registration Statement”) to register 46,200,000 ordinary shares, which may be issued under the Teva Pharmaceutical Industries Limited 2015 Long-Term Equity-Based Incentive Plan (the “Incentive Plan”).

On August 3, 2016, the Registrant filed a Registration Statement on Form S-8 (File No. 333-212851) (the “2016 Registration Statement”) to register 35,300,000 additional ordinary shares which may be issued under the Incentive Plan.

On October 12, 2016, the Registrant filed a Registration Statement on Form S-8 (File No. 333-214077) (together with the 2008 Registration Statement, the 2015 Registration Statement and the 2016 Registration Statement, the “Prior Registration Statements”) to register 300,000 additional ordinary shares subject to the “substitute awards” that will be issued under the Incentive Plan.

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is filed by the Registrant to register 70,000,000 ordinary shares, including (i) 65,000,000 ordinary shares which were approved by the Registrant’s shareholders at its Annual Meeting on July 13, 2017 and may be issued under the Incentive Plan and (ii) 5,000,000 ordinary shares being registered under the ESPP. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, including all exhibits filed therewith or incorporated therein by reference, except as supplemented, amended or superseded by the information set forth below.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 8.	EXHIBITS

The exhibits to this Registration Statement are listed in the Exhibit Index and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, State of Israel, on the 7th day of September, 2017.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Dr. Yitzhak Peterburg
Dr. Yitzhak Peterburg Interim President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of the Registrant hereby constitutes and appoints Yitzhak Peterburg, Michael McClellan, David Stark and Deborah Griffin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver with the Commission under the Securities Act any and all post-effective amendments to this Registration Statement and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the Commission.

[Signatures appear on the following page.]

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

By:	/s/ Dr. Sol J. Barer	Chairman of the Board	September 7, 2017
Dr. Sol J. Barer

By:	/s/ Dr. Yitzhak Peterburg Dr. Yitzhak Peterburg	Interim President and Chief Executive Officer, Director (Principal Executive Officer)	September 7, 2017

By:	/s/ Michael McClellan Michael McClellan	Senior Vice President and Interim Chief Financial Officer (Principal Financial Officer)	September 7, 2017

By:	/s/ Deborah Griffin Deborah Griffin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 7, 2017

By:	/s/ Rosemary A. Crane	Director	September 7, 2017
Rosemary A. Crane

By:	/s/ Amir Elstein	Director	September 7, 2017
Amir Elstein

By:	/s/ Murray A. Goldberg	Director	September 7, 2017
Murray A. Goldberg

By:	/s/ Jean-Michel Halfon	Director	September 7, 2017
Jean-Michel Halfon

By:	/s/ Gerald M. Lieberman	Director	September 7, 2017
Gerald M. Lieberman

By:	/s/ Galia Maor	Director	September 7, 2017
Galia Maor

By:	/s/ Roberto A. Mignone	Director	September 7, 2017
Roberto A. Mignone

By:	/s/ Dr. Perry D. Nisen	Director	September 7, 2017
Dr. Perry D. Nisen

By:	/s/ Joseph Nitzani	Director	September 7, 2017
Joseph Nitzani

By:	/s/ Nechemia J. Peres	Director	September 7, 2017
Nechemia J. Peres

By:	/s/ Gabrielle Sulzberger	Director	September 7, 2017
Gabrielle Sulzberger

By:	/s/ Deborah Griffin	Authorized U.S. Representative	September 7, 2017
Deborah Griffin

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Deposit Agreement, dated November 5, 2012, among Teva Pharmaceutical Industries Limited, JPMorgan Chase Bank, N.A., as depositary, and the owners and holders from time to time of American Depositary Shares issued thereunder, including the form of American Depositary Receipt contained therein	F-6	333-184652	99.(a)	October 30, 2012

4.2	Amendment to Deposit Agreement, dated February 29, 2016, among Teva Pharmaceutical Industries Limited, JPMorgan Chase Bank, N.A., as depositary, and the owners and holders from time to time of American Depositary Shares issued thereunder, including the form of American Depositary Receipt contained therein	F-6 POS	333-208239	99.(a)(2)	February 29, 2016

5.1	Opinion of Tulchinsky Stern Marciano Cohen Levitski & Co.					X

5.2	Opinion of Kirkland & Ellis LLP					X

23.1	Consent of Kesselman & Kesselman – Independent Registered Public Accounting Firm to the Registrant					X

23.2	Consent of Tulchinsky Stern Marciano Cohen Levitski & Co. (included in Exhibit 5.1)					X

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.2)					X

24.1	Power of Attorney (included on signature page of this Registration Statement)					X

99.1	Teva Pharmaceutical Industries Limited 2015 Long-Term Equity-Based Incentive Plan	6-K	001-16174	Ex. A	June 8, 2017

99.2	Teva Pharmaceutical Industries Limited 2008 Employee Stock Purchase Plan for U.S. Employees					X